UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 27, 2007

DOMINION MINERALS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-52696 (Commission File Number)	22-3091075 (IRS Employer Identification #)
75 Rockefeller Plaza, Suite 1817, New York, NY 10019 (Address of Principal Executive Office)

(212) 231-8171

(Registrant’s telephone number, including area code)

N/A

 (Former name, former address and former fiscal year, if changed since last report)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

Information with respect to securities issued by the Company on November 27, 2007, the offer and sale of which was not subject to an effective Registration Statement filed under the Securities Act of 1933, as amended (“Securities Act”), is as follows:

(a)

On November 27, 2007, the Company granted stock options to purchase shares of its common stock to five (5) individuals to purchase up to a total of 5,400,000 shares.

(b)

No person acted as a principal underwriter for the sale of these securities.  They were offered directly by the Company through its officers and directors.  The stock options were granted to four (4) of the Company’s directors and/or officers and to an employee of the Company.

(c)

The stock options were issued pursuant to the Company’s 2007 Stock Incentive Plan for no cash consideration.  No underwriting, sales or other commissions or discounts were paid or involved in the issuance of these options.

(d)

In the issuance of these stock options, the Company relied upon the exemption from the registration requirements of Section 5 of the Securities Act provided in Section 4(2) of the Securities Act and by Regulation D adopted under the Securities Act.  These securities were issued as restricted securities and a legend denoting the restrictions on their transferability under the Securities Act was placed upon the certificates or other documents issued to represent the securities.

(e)

The stock options are exercisable at any time during their terms which end November  26, 2012, in whole or in part for cash at $0.50 per share.  They also contain cashless exercise provisions.

Item 9.01.   Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description

10.18	2007 Stock Incentive Plan

10.19	Nonqualified Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MINERALS CORP.

By:	/s/ Diego E. Roca
Diego E. Roca, Chief Financial Officer

Dated:  May 20, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.18	2007 Stock Incentive Plan

10.19	Nonqualified Stock Option Agreement